Exhibit 10.6.2

INTERCREDITOR AGREEMENT
(First Lien – Second Lien)

This INTERCREDITOR AGREEMENT (this “Agreement”) is dated July 25, 2013, and entered into by and between Independent Bank, a Texas banking association, as first lien lender (together with is successors and permitted assigns, the “First Lien Lender”) under the First Lien Loan Documents (as defined below) and as collateral agent for itself and the Swap Counterparty under the First Lien Mortgages and the Hedge Intercreditor Agreement (each as defined below), including its successors and permitted assigns in such capacity from time to time (“First Lien Agent”), and SOSventures, LLC, a Delaware limited liability company (together with is successors and permitted assigns, the “Second Lien Lender”) as second lien lender under the Second Lien Documents (as defined below) and as “Administrative Agent” for the lenders party from time to time to the Second Lien Loan Agreement (in such representative capacity, the “Second Lien Agent”). Contain terms used herein are defined in Section 1 hereof.

RECITALS

Starboard Resources, Inc., a Delaware corporation (the “Borrower”), and the First Lien Lender have entered into that certain “Credit Agreement,” dated as of June 27, 2013, providing for a revolving credit facility and letter of credit facility (as amended, supplemented, amended and restated or otherwise modified from time to time, the (“First Lien Credit Agreement”) pursuant to which the Borrower has issued its $100,000,000 revolving credit note (the “First Lien Note”);

The Borrower, the Second Lien Agent and the Second Lien Lender are parties to or are entering into that certain loan agreement, dated as of July 25, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time, the (“Second Lien Loan Agreement”), pursuant to which the Borrower has issued its $10,000,000 revolving credit note (the “Second Lien Note”);

The obligations of the Borrower under the First Lien Credit Agreement and, to the extent provided in the Hedge Intercreditor Agreement, under the ISDA Master Agreement are to be secured on a first priority basis by Liens on substantially all the Property of the Borrower;

The obligations of the Borrower under the Second Lien Loan Agreement are to be secured on a second priority basis by Liens on substantially all the Property of the Borrower;

The First Lien Loan Documents and the Second Lien Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral and certain other matters; and

First Lien Agent and Second Lien Agent have agreed to the intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.   Definitions; Rules of Construction.

1.1 Defined Terms.  As used in the Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble hereto.

 “Bank Product Obligations” means automatic clearinghouse services, electronic funds transfer services, commercial credit cards, merchant card services, lockbox services, and other types of banking products or cash management services payable to the First Lien Lender or its affiliates.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors.

“Borrower” has the meaning set forth in the recitals to this Agreement.

 “Business Day” means any day other than a Saturday, Sunday, or day on which banks in Dallas, Texas are authorized or required by law to close.

“Cash Collateral” has the meaning set forth in Section 6.2.

“Claimholders” means First Lien Claimholders and Second Lien Claimholders.

“Collateral” means all of the Property of any Grantor constituting First Lien Collateral or Second Lien Collateral.

“DIP Financing” has the meaning set forth in Section 6.2.

“Discharge of First Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a) payment in full in cash of the First Lien Obligations (other than outstanding Letters of Credit and Bank Product Obligations);

(b) termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations, including termination (or other arrangements satisfactory to the Swap Counterparty in its sole and absolute discretion) of the ISDA Master Agreement and all transactions and confirmations thereunder; and

(c) termination or cash collateralization (in an amount not to exceed the lesser of 105% of the maximum exposure thereof and the amount required by the First Lien Credit Agreement and in the manner required by the First Lien Credit Agreement) of all outstanding Letters of Credit and all Bank Product Obligations.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any Property by any Person (or the granting of any option or other right to do any of the foregoing).

“Exercise any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings, the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC or any diligently pursued in good faith attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition, (b) the exercise of any right or remedy provided to a secured creditor under the First Lien Loan Documents or the Second Lien Documents in relation to the Collateral (including, in either case, any delivery of any notice to otherwise seek to obtain payment directly from any account debtor of any Grantor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against the Collateral or proceeds of Collateral), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of a Lien, (c) the sale, assignment, transfer, lease, license, or other Disposition of all or any portion of the Collateral, by private or public sale or any other means, (d) the solicitation of bids from third parties to conduct the liquidation of all or a material portion of Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time, (e) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purposes of valuing, marketing, or Disposing of, all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time, (f) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any capital stock composing a portion of the Collateral) whether under the First Lien Loan Documents, the Second Lien Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding, or otherwise, (g) the pursuit of Dispositions after the occurrence of an Event of Default relative to all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time, or (h) the commencement of, or the joinder with any creditor in commencing, any Insolvency Proceeding against any Grantor or any assets of any Grantor.

“First Lien Agent” has the meaning set forth in the preamble to this Agreement.

“First Lien Cap” means the aggregate amount of the First Lien Obligations, including all First Lien Hedging Obligations; provided that the principal amount of all loans outstanding pursuant to the First Lien Credit Agreement constituting First Lien Obligations (including the drawn and undrawn amount of all letters of credit constituting First Lien Obligations) shall not exceed an amount equal to $100,000,000.  For avoidance of doubt, the limitations set forth in the immediately preceding sentence only apply to the outstanding principal balance of loans under the First Lien Credit Agreement.  The full amount of all First Lien Hedging Obligations from time to time in effect, and all interest, fees, indemnification obligations and other amounts due under the First Lien Loan Documents shall be included within the term “First Lien Cap” without restriction pursuant to, or inclusion in the calculation of, the limitations set forth in the first sentence of this definition.

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at that time, including the First Lien Lender, First Lien Agent and the Swap Counterparty.

“First Lien Collateral” means all of the Property of any Grantor with respect to which a consensual Lien is granted or intended as security for any First Lien Obligations.

“First Lien Collateral Documents” means the Security Documents (as defined in the First Lien Credit Agreement) and any other agreement, document, or instrument pursuant to which a Lien is granted securing any First Lien Obligation or under which rights or remedies with respect to such Liens are governed.

“First Lien Credit Agreement” has the meaning set forth in the recitals to this agreement.

“First Lien Default” means any “Event of Default,” as such term is defined in any First Lien Loan Document.

“First Lien Hedging Obligations” means all obligations, whether now existing or hereafter created, of the Borrower to the Swap Counterparty under the ISDA Master Agreement for Acceptable Commodity Hedging Transactions (as defined in the First Lien Credit Agreement as of the date hereof) that are secured by the First Lien Mortgages, together with all costs, expenses, including, attorneys’ fees incurred in the enforcement or collection thereof, and interest thereon after the commencement of any Insolvency Proceedings.

“First Lien Lender” has the meaning set forth in the preamble to this Agreement.

“First Lien Loan Documents” means the First Lien Collateral Documents, the First Lien Credit Agreement, the First Lien Mortgages, the Hedge Intercreditor Agreement and each of the other Loan Documents (as defined in the First Lien Credit Agreement).

“First Lien Mortgages” means each mortgage, deed of trust, and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“First Lien Note” has the meaning set forth in the recitals to this Agreement.

“First Lien Obligations” means, collectively and whether now existing or hereafter arising, all obligations and all amounts owing, due, or secured under the terms of the First Lien Credit Agreement or any other First Lien Loan Document, all Bank Product Obligations and all First Lien Hedging Obligations, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, obligations to post cash collateral in respect of Letters of Credit, Bank Product Obligations or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any First Lien Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the First Lien Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Governmental Authority” means the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Grantors” means Borrower and Guarantors, and each other Person that may from time to time execute and deliver a First Lien Collateral Document or a Second Lien Collateral Document as a “debtor,” “grantor,” “mortgagor,” or “pledgor” (or the equivalent thereof).

“Guarantor” and “Guarantors” means such Persons as may from time to time become “Guarantors,” as such term is defined and used in the First Lien Credit Agreement or the Second Lien Loan Agreement.

“Hedge Intercreditor Agreement” means an “Intercreditor Agreement” among the Borrower, one or more Swap Counterparties and Independent Bank, as amended, restated, supplemented or otherwise modified from time to time, and any other agreement from time to time in effect among the Borrower, Independent Bank and any other swap counterparty serving a similar purpose.

“Insolvency Proceeding” means:

(a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor;

(b) any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;

(c) any liquidation, dissolution, or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“ISDA Master Agreement” means that certain International Swap Dealers Association Inc. Master Agreement, together with all schedules and exhibits thereto, from time to time in effect between the Borrower and a Swap Counterparty, and any future agreement or agreements from time to time in effect serving a similar function.

 “Letters of Credit” means the “Letters of Credit,” as that term is defined in the First Lien Credit Agreement.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge, or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, or other preferential arrangement having the practical effect of any of the foregoing.

“Net Proceeds” from any disposition of Property, whether through voluntary sale, Exercise of Secured Creditor Remedies or otherwise, means the total amount paid for such property minus all third-party costs and cash expenditures incurred by, on behalf of or for the benefit of First Lien Agent or the Second Lien Agent in connection with the disposition, including attorneys’ fees and expenses, engineering fees, brokers’ commissions, ad valorem taxes and recording fees.

“Payment Blockage Date” has the meaning set forth in Section 4.4.

“Payment Blockage Period” has the meaning set forth in Section 4.4.

“Person” or “person” means any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority, or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible

 “Recovery” has the meaning set forth in Section 6.8.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers or agents.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Lien Agent” has the meaning set forth in the preamble to this Agreement.

“Second Lien Cap” means the aggregate of the Second Lien Obligations; provided that the principal amount of all loans outstanding pursuant to the Second Lien Loan Agreement shall not exceed $10,000,000, unless subsequent to the date of this Agreement, the First Lien Lender has given its written consent to a greater amount.

“Second Lien Claimholders” means, at any relevant time, the Second Lien Lender, the Second Lien Agent and any other holder(s) of the Second Lien Obligations at that time.

“Second Lien Collateral” means all of the Property of any Grantor with respect to which a consensual Lien has been granted as security for any Second Lien Obligations.

 “Second Lien Collateral Documents” means the Security Documents (as defined in the Second Lien Loan Agreement) and any other agreement, document, or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Lien Default” means any “Event of Default”, as such term is defined in any Second Lien Document.

“Second Lien Documents” or “Second Lien Loan Documents” means the Second Lien Collateral Documents, the Second Lien Loan Agreement, the Second Lien Mortgages, and any other agreement, document, or instrument evidencing or entered into in connection with the Second Lien Obligations.

“Second Lien Lender” has the meaning set forth in the preamble to this Agreement.

“Second Lien Loan Agreement” has the meaning set forth in the recitals to this Agreement.

“Second Lien Mortgages” means each mortgage, deed of trust, and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“Second Lien Note” has the meaning set forth in the recitals to this Agreement.

“Second Lien Obligations” means all obligations and all amounts owing, due, or secured under the terms of the Second Lien Loan Agreement or any other Second Lien Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Second Lien Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Second Lien Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Standstill Notice” means a written notice from Second Lien Agent to First Lien Agent stating that a Second Lien Default has occurred and is continuing and that, as a consequence thereof, the Second Lien Obligations have been accelerated.

“Standstill Period” has the meaning set forth in Section 3.1(a).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of capital stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Swap Counterparty” means the swap counterparty or counterparties as may become party to an ISDA Master Agreement and Hedge Intercreditor Agreement from time to time.

“Triggering Event” means (i) the acceleration of any First Lien Obligations, (ii) First Lien Agent’s Exercise of Secured Creditor Remedies with respect to all or a material portion of the Collateral, (iii) the occurrence of a Second Lien Default as a result of a failure to make payment of any Second Lien Obligation when due under the terms of the Second Lien Documents, or (iv) the commencement of an Insolvency Proceeding with respect to any Grantor.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2 Construction.  The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms.  The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  Any term used in this Agreement and not defined in this Agreement shall have the meaning set forth in the First Lien Credit Agreement.  Unless the context requires otherwise:

(a) except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(b) any reference to any agreement, instrument, or other document herein “as in effect on the date hereof” shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinance after the date hereof;

(c) any definition of or reference to First Lien Obligations or the Second Lien Obligations herein shall be construed as referring to the First Lien Obligations or the Second Lien Obligations (as applicable) as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(d) any reference herein to any Person shall be construed to include such Person’s successors and assigns;

(e) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(f) all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including oil and gas leases and properties, real estate, cash, securities, accounts, and contract rights.

SECTION 2.   Lien Priorities.

2.1 Relative Priorities.  Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens securing the Second Lien Obligations granted with respect to the Collateral or of any Liens securing the First Lien Obligations granted with respect to the Collateral and notwithstanding any contrary provision of the UCC or any other applicable law or the First Lien Documents or the Second Lien Documents, or any other circumstance whatsoever, Second Lien Agent and the First Lien Agent hereby agree that:

(a) Any Lien with respect to the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of, or created for the benefit of, First Lien Agent, the First Lien Lender or any First Lien Claimholders, or any agent for any of them, shall be senior in right, priority, operation, effect and all other respects to any Lien with respect to the Collateral securing any Second Lien Obligations; and

(b) Any Lien with respect to the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of, or created for the benefit of, Second Lien Agent, Second Lien Lender, any Second Lien Claimholders or any agent for any of them, shall be junior and subordinate in right, priority, perfection, operation, effect and all other respects to all Liens with respect to the Collateral securing any First Lien Obligations.

All Liens with respect to the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens with respect to the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of any Grantor or any other Person.

2.2 Prohibition on Contesting Liens.  The Second Lien Agent, for itself and on behalf of each Second Lien Claimholder, and First Lien Agent, for itself and on behalf of each First Lien Claimholder, agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity, extent, perfection or enforceability of a Lien held by or on behalf of any First Lien Claimholders in the First Lien Collateral or by or on behalf of any Second Lien Claimholders in the Second Lien Collateral, as the case may be, or the provisions of this Agreement; provided, however that nothing in this Agreement shall be construed to prevent or impair the rights of First Lien Agent, any First Lien Claimholder, Second Lien Agent, or any Second Lien Claimholder to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.

2.3 No Other Liens.  The parties hereto agree that, so long as the Discharge of First Lien Obligations has not occurred, none of the Grantors shall, nor shall any Grantor permit any of its Subsidiaries to, grant or permit (and the Second Lien Agent, the Second Lien Lender and other Second Lien Claimholders shall not accept) any Liens on any Property of a Grantor to secure any Second Lien Obligations unless it has granted, or immediately prior thereto grants, a Lien on such Property of such Grantor to secure the First Lien Obligations.  To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to First Lien Agent or First Lien Claimholders, Second Lien Agent, on behalf Second Lien Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4 Similar Liens and Agreements.  The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical.  In furtherance of the foregoing and of Section 9.8, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by First Lien Agent or Second Lien Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken or to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Documents; and

(b) that the First Lien Collateral Documents and Second Lien Collateral Documents and guarantees for the First Lien Obligations and the Second Lien Obligations, shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature thereof and subject to document standard language with respect to the duties and liabilities of agents and collateral agent as required by the First Lien Lender.

2.5 Initial Second Lien Collateral Documents.  The Second Lien Agent and the Borrower each agrees that no mortgage or security agreement covering all or a portion of the Borrower’s Property shall be executed by the Borrower for the benefit of the Second Lien Agent or accepted by the Second Lien Agent unless the First Lien Agent has given its written approval of such mortgage or security agreement.  At the time of the execution of this Agreement, no approval has been given by the First Lien Agent regarding any such mortgage or security agreement.

SECTION 3.   Exercise of Remedies.

3.1 Standstill.  Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Second Lien Agent, Second Lien Lender and the other Second Lien Claimholders:

(a) will not exercise or seek to exercise any rights or remedies with respect to any Collateral (including any Exercise of Secured Creditor Remedies with respect to any Collateral); provided, however, that if a Second Lien Default has occurred and is continuing, Second Lien Agent may Exercise any Secured Creditor Remedies after the later of (i) the expiration of 180 days commencing on the date on which First Lien Agent receives the applicable Standstill Notice and (ii) if a Payment Blockage Period is in effect on the 180th day, then the first day thereafter on which no Payment Blockage Period is in effect, it being understood that if at any time after the delivery of a Standstill Notice that commences a 180-day period under clause (i) preceding, no Second Lien Default is continuing, Second Lien Agent may not Exercise any Secured Creditor Remedies until the later of (i) the expiration of a 180-day period commenced by a new Standstill Notice relative to the occurrence of a new Second Lien Default that had not occurred as of the date of the delivery of the earlier Standstill Notice and (ii) if a Payment Blockage Period is in effect on the 180th day, then the first day thereafter on which no Payment Blockage Period is in effect; provided further, however, that in no event shall Second Lien Agent or any Second Lien Claimholder exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of such 180-day period and termination of all Payment Blockage Periods, First Lien Agent or First Lien Claimholders shall have commenced prior to such time (or thereafter but prior to the commencement of any Exercise of Secured Creditor Remedies by Second Lien Agent with respect to all or any material portion of the Collateral) and be diligently pursuing in good faith the Exercise of Secured Creditor Remedies with respect to all or any material portion of the Collateral (such period as modified in accordance with the foregoing provisos is herein referred to as the “Standstill Period”);

(b) will not contest, protest, or object to any Exercise of Secured Creditor Remedies by First Lien Agent or any First Lien Claimholder;

(c) will not object to (and will waive any and all claims with respect to) the forbearance by First Lien Agent or First Lien Claimholders from Exercising any Secured Creditor Remedies;

(d) will not commence, or join with any creditor (other than First Lien Agent) in commencing, any involuntary Insolvency Proceeding against any Grantor or any assets of any Grantor; and

(e) will not accelerate the maturity of the Second Lien Note or other Second Lien Obligations unless the First Lien Lender has accelerated the maturity of the First Lien Note.

3.2 Exclusive Enforcement Rights.  Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, but subject to the first proviso to Section 3.1(a), First Lien Agent and First Lien Claimholders shall have the exclusive right to Exercise any Secured Creditor Remedies with respect to the Collateral without any consultation with or the consent of Second Lien Agent or any Second Lien Claimholder.  In connection with any Exercise of Secured Creditor Remedies, First Lien Agent and First Lien Claimholders may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.

3.3 Second Lien Permitted Actions.  Anything to the contrary in this Section 3 notwithstanding, Second Lien Agent and any Second Lien Claimholder may:

(a) if an Insolvency Proceeding has been commenced by or against any Grantor, file a claim or statement of interest with respect to the Second Lien Obligations;

(b) take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of First Lien Agent or any First Lien Claimholders to Exercise any Secured Creditor Remedies) in order to create or perfect its Lien in and to the Collateral if such Collateral secures the First Lien Obligations;

(c) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of Second Lien Claimholders, including any claims secured by the Collateral, if any;

(d) vote on any plan of reorganization and make any filings and motions that are, in each case, in accordance with, the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral;

(e) join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by First Lien Agent to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by First Lien Agent (it being understood that neither Second Lien Agent nor any Second Lien Claimholder shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein); and

(f) exercise any Secured Creditor Remedies after the termination of the Standstill Period if and to the extent specifically permitted by Section 3.1(a).

3.4 Retention of Proceeds.  First Lien Agent and Second Lien Agent each agrees that prior to the Discharge of First Lien Obligations, Second Lien Claimholders will not be entitled to retain proceeds of Collateral in connection with an Exercise of Secured Creditor Remedies by Second Lien Agent, and any such proceeds received by any Second Lien Claimholders will be subject to Section 4.2.

SECTION 4.   Proceeds.

4.1 Application of Proceeds.  Whether or not any Insolvency Proceeding has been commenced by or against any Grantor, any Collateral or proceeds thereof received in connection with any Exercise of Secured Creditor Remedies shall (at such time as such Collateral or proceeds has been monetized) be applied: (a) first, to the payment in full in cash of all expenditures incurred by or on behalf of First Lien Agent (including attorneys’ fees and expenses, engineering fees, brokers’ commissions, ad valorem taxes and recording fees) and all indemnification obligations owed to the First Lien Agent, in each case in accordance with the First Lien Loan Documents in connection with such Exercise of Secured Creditor Remedies, (b) second, to the payment in full in cash or cash collateralization of the First Lien Obligations in accordance with the First Lien Loan Documents, (c) third, to the payment in full in cash of all expenditures incurred by or on behalf of the Second Lien Agent (including attorneys’ fees and expenses, engineering fees, brokers’ commissions, ad valorem taxes and recording fees) and all indemnification obligations owed to the Second Lien Agent, in each case in accordance with the Second Lien Documents in connection with such Exercise of Secured Creditor Remedies, (d) fourth, to the payment in full in cash of the Second Lien Obligations in accordance with the Second Lien Documents, and (e) fifth, any surplus Collateral or proceeds then remaining will be returned to Borrower or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.  If any Exercise of Secured Creditor Remedies with respect to the Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the Agent that conducted the Exercise of Secured Creditor Remedies as additional Collateral and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.  Notwithstanding the foregoing, if the Second Lien Agent Exercises any Secured Creditor Remedies in accordance with the terms of Section 3.1(a) and receives Collateral or proceeds thereof as a result of such actions, then the Second Lien Agent shall be entitled to apply such Collateral or proceeds to amounts described under clause (c) preceding before applying the remainder of such Collateral or proceeds in accordance with the other clauses of this Section 4.1.

4.2 Turnover.  Unless and until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, any Collateral or proceeds thereof (including Property or proceeds subject to Liens referred to in Section 2.3 or Liens obtained by any Second Lien Claimholder as a judgment Lien creditor) received by Second Lien Agent or any Second Lien Claimholder (a) in connection with the Exercise of Secured Creditor Remedies with respect to the Collateral by Second Lien Agent or any Second Lien Claimholder, or (b) as a result of Second Lien Agent’s or any Second Lien Claimholder’s collusion with any Grantor in violating the rights of First Lien Agent or any First Lien Claimholder (within the meaning of Section 9-332 of the UCC), shall be segregated and held in trust and forthwith paid over to First Lien Agent for the benefit of First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Agent is hereby authorized to make any such endorsements as agent for Second Lien Agent or any such Second Lien Claimholders for the purpose of carrying out the provisions of this Section 4.2.  This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

4.3 Subordination of the Relative Priority of Claims.  Anything to the contrary contained herein notwithstanding other than Section 4.4, the subordination of the Liens of Second Lien Claimholders to the Liens of First Lien Claimholders as set forth herein is with respect to the priority of the respective Liens held by or on behalf of them only and shall not constitute a subordination of the Second Lien Obligations to the First Lien Obligations.  Except as set forth in Section 4.4 and unless the receipt is expressly prohibited by this Agreement or results from the Second Lien Claimholder’s breach of this Agreement, this Agreement shall not affect the entitlement of any Second Lien Claimholder to receive and retain required payments of interest, principal, and other amounts in respect of the Second Lien Obligations.

4.4 Payment Blockage.  Beginning on the date the Second Lien Agent receives notice from the First Lien Agent of the occurrence of a First Lien Default that has not been remedied or waived (such date, the “Payment Blockage Date”), and continuing thereafter until the earlier of (a) the one hundred eightieth (180th) day following the Payment Blockage Date, or (b) the date on which the circumstances giving rise to such Payment Blockage Date have been remedied or the First Lien Agent has otherwise agreed in writing (such period, the “Payment Blockage Period”), neither the Borrower nor any Guarantor may make, and no Second Lien Claimholder or Second Lien Agent shall accept, receive or collect, any payment or distribution of any kind or character from the Borrower or any Guarantor.  In the case of any payment on or in respect of any Second Lien Obligations that would (in the absence of any such payment blockage) have been due and payable on any date during the Payment Blockage Period pursuant to the terms of the Second Lien Documents, the provisions of this Section 4.4 shall not prevent the making and acceptance of such payment, together with any additional default interest as is due on the Second Lien Obligations, if requested, on or after the date immediately following the termination of such Payment Blockage Period (provided that no other Payment Blockage Period is then in effect).  In the event that, notwithstanding the foregoing, either the Borrower or any Guarantor shall make any payment or distribution to any Second Lien Claimholder prohibited by the foregoing provisions of this Section 4.4, then and in such event such payment or distribution shall be held in trust for the benefit of and immediately shall be paid over to the First Lien Agent for application against First Lien Obligations remaining unpaid until the conclusion of the Payment Blockage Period.  While a Payment Blockage Period is in effect for any given First Lien Default, the First Lien Agent may provide notice of one or more other First Lien Defaults and thereby commence one or more new Payment Blockage Periods with respect thereto, and no payments by the Borrower or any Guarantor to Second Lien Agent or any Second Lien Claimholder shall be permitted unless all Payment Blockage Periods have terminated (whether by expiration of all applicable 180-day periods or by the remedy or waiver of the circumstances giving rise to the Payment Blockage Periods).  Each event or condition giving rise to a First Lien Default that is not necessarily tied to a specific date (e.g., the quarterly determination date for financial covenants or the due dates specified under the First Lien Credit Agreement for payment of principal or interest on the loans made thereunder) will be deemed to occur on each date that such event or condition remains in effect until remedied.

SECTION 5.   Releases; Dispositions; Other Agreements.

5.1 Releases.

(a) If, in connection with the Exercise of Secured Creditor Remedies by First Lien Agent as provided for in Section 3, First Lien Agent releases any of its Liens on any part of the Collateral or releases any Grantor from its obligations in respect of the First Lien Obligations, then the Liens of Second Lien Agent on such Collateral, and the obligations of such Grantor in respect of the Second Lien Obligations, shall be automatically, unconditionally, and simultaneously released.  Second Lien Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to First Lien Agent such termination or amendment statements, releases, and other documents as First Lien Agent may reasonably request to effectively confirm such release and in recordable form, if appropriate.

(b) If, in connection with any Disposition of any Collateral permitted under the terms of the First Lien Loan Documents, First Lien Agent, for itself or on behalf of any First Lien Claimholders, releases any of its Liens on the portion of the Collateral that is the subject of such Disposition, or releases any Grantor from its obligations in respect of the First Lien Obligations (if such Grantor is the subject of such Disposition), then the Liens on such Collateral in favor of the Second Lien Agent and the obligations of such Grantor in respect of the Second Lien Obligations, shall be automatically, unconditionally, and simultaneously released.  Second Lien Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to First Lien Agent such termination or amendment statements, releases, and other documents as First Lien Agent may reasonably request to effectively confirm such release and in recordable form, if appropriate.

(c) In the event of any private or public Disposition of any portion of the Collateral by one or more Grantors with the consent of First Lien Agent, then the Liens of Second Lien Agent on such Collateral shall be automatically, unconditionally, and simultaneously released; provided that First Lien Agent also releases its Liens on such Collateral.  Second Lien Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to First Lien Agent such termination or amendment statements, releases, and other documents as First Lien Agent may reasonably request to effectively confirm such release and in recordable form, if appropriate.

(d) Until the Discharge of First Lien Obligations occurs, Second Lien Agent, for itself and on behalf of Second Lien Claimholders, hereby irrevocably constitutes and appoints First Lien Agent and any officer or agent of First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Second Lien Agent or such holder or in First Lien Agent’s own name, from time to time in First Lien Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(e) Until the Discharge of First Lien Obligations occurs, to the extent that First Lien Agent or First Lien Claimholders (i) have released any Lien on Collateral or any Grantor with respect to the First Lien Obligations, and any such Liens or obligations are later reinstated, or (ii) obtain any new Liens from any Grantor or obtain a guaranty from any Grantor of the First Lien Obligations, then Second Lien Agent, for itself and for Second Lien Claimholders, shall be entitled to obtain a Lien on any such Collateral, subject to the terms (including the lien subordination provisions) of this Agreement, and a guaranty from such Grantor, as the case may be.

(f) If First Lien Agent requests a Lien release or acknowledgment from the Second Lien Agent which the Second Lien Agent is obligated to give under this Section 5.1 or otherwise, the Second Lien Agent shall execute, have notarized (if applicable) and deliver such release or acknowledgment to First Lien Agent.

5.2 Insurance.  Unless and until the Discharge of First Lien Obligations has occurred:

(a) First Lien Agent and First Lien Claimholders shall have the sole and exclusive right, subject to the rights of Grantors under the First Lien Loan Documents, to adjust and settle any claim under any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral; and if a First Lien Event of Default has occurred and is continuing, all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid, subject to the rights of Grantors under the First Lien Loan Documents and the Second Lien Documents, first to First Lien Claimholders and Second Lien Claimholders in accordance with the priorities set forth in Section 4.1, until paid in full in cash, and second, to the owner of the subject property, such other Person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct; and

(b) if Second Lien Agent or any Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Section 5.2, it shall pay such proceeds over to First Lien Agent in accordance with the terms of Section 4.2.

5.3 Amendments; Second Lien Documents.

(a) Subject to the limitations, if any, set forth in this Agreement, in the event the First Lien Agent or the other First Lien Claimholders enter into any amendment, waiver or consent in respect of any of the First Lien Loan Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any such document or changing in any manner the rights of the First Lien Agent, the other First Lien Claimholders, the Borrower or any other Guarantor, then such amendment, waiver or consent will apply automatically to any comparable provisions of each Second Lien Document without the consent of the Second Lien Claimholders and without any action by any of the foregoing; provided that, except to the extent as may be expressly provided otherwise hereunder, no such amendment will (A) contravene the provisions of this Agreement, (B) remove or release any Collateral subject to a Lien of the Second Lien Agent other than to the extent that there is a corresponding release of Collateral from the Lien of the First Lien Agent or (C) impose duties on the Second Lien Agent, without its consent.  Notice of such amendment, waiver or consent will be given to the Second Lien Agent by First Lien Agent no later than 30 days after its effectiveness, provided that the failure to give such notice will not affect the effectiveness and validity thereof.  In connection with the foregoing, the Second Lien Lender and other Second Lien Claimants, will, if requested by the First Lien Lender, execute and deliver an amendment, waiver or consent in all material respects the same as the amendment, waiver or consent executed by the First Lien Agent or other First Lien Claimants, except for such modifications as are appropriate to effect an amendment, waiver or consent under each Second Lien Document.

(b) The Second Lien Agent and the Borrower represent to the First Lien Lender that the Second Lien Documents do not, and the Borrower, the Second Lien Agent and the Second Lien Claimholders agree not to enter into any amendment, supplement, waiver or consent in respect of the Second Lien Documents that could, impose any restrictions on the Borrower, any Guarantor or the Collateral that could in any way be contravened by the Borrower’s or such Guarantor’s performance of its obligations hereunder or under the First Lien Loan Documents or which contains any prohibition or other restriction on grants of Liens on all or any portion of the Borrower’s Property in favor of the First Lien Agent.  Furthermore, each Second Lien Collateral Document shall include the following language (or language to similar effect approved by First Lien Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Agent pursuant to this agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement, dated as of July 25, 2013, as amended, restated, supplemented or otherwise modified from time to time, among the Borrower, Independent Bank, as First Lien Agent, SOSventures LLC, as Second Lien Agent, and certain other persons party or that may become party thereto from time to time.”

5.4 Bailee for Perfection.

(a) First Lien Agent and Second Lien Agent each agree to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees, including any custodian or services as to motor vehicle certificates of title) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such Collateral being referred to as the “Pledged Collateral”), as bailee and as a non-fiduciary agent for Second Lien Agent or First Lien Agent, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the Second Lien Documents or the First Lien Loan Documents, as applicable, subject to the terms and conditions of this Section 5.4. First Lien Agent and Second Lien Agent agree to enter into any servicing agreements, collateral agency agreements or similar bailment agreements with third-party agents or bailees as First Lien Agent deems appropriate for the purpose of perfecting Liens in the Pledged Collateral; provided, however, that the form of such agreement shall be reasonably satisfactory to the Second Lien Agent. Unless and until the Discharge of the First Lien Obligations, Second Lien Agent agrees to promptly notify First Lien Agent of any Pledged Collateral held by it or by any Second Lien Claimholders, and, immediately upon the request of First Lien Agent at any time prior to the Discharge of the First Lien Obligations, Second Lien Agent agrees to deliver to First Lien Agent any such Pledged Collateral held by it or by any Second Lien Claimholders, together with any necessary endorsements (or otherwise allow First Lien Agent to obtain control of such Pledged Collateral).  First Lien Agent hereby agrees that upon the Discharge of the First Lien Obligations, and notwithstanding any termination of the remainder of this Agreement in connection therewith, to the extent that any applicable control agreement is in full force and effect and has not been terminated, First Lien Agent shall continue to act as such a bailee and non-fiduciary agent for Second Lien Agent (solely for the purpose of perfecting the security interest granted under the Second Lien Documents and at the expense of the Borrower and the estate established by the Second Lien Loan Agreement, and not at the expense of Second Lien Agent acting as Lender of such estate) with respect to the deposit account or securities account that is the subject of such control agreement, until the earlier to occur of (x) 30 days after the date when the Discharge of the First Lien Obligations has occurred, and (y) the date when a control agreement is executed in favor of Second Lien Agent with respect to such deposit account or securities account.

(b) First Lien Agent shall have no obligation whatsoever to Second Lien Agent or any Second Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. Second Lien Agent shall have no obligation whatsoever to First Lien Agent or any First Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4.  The duties or responsibilities of First Lien Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of First Lien Obligations as provided in paragraph (d) of this Section 5.4.  The duties or responsibilities of Second Lien Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4.  The duties and responsibilities of any third party bailee or agent shall be set forth in any collateral agency, servicing or other bailment agreement entered into by such party.

(c) First Lien Agent acting pursuant to this Section 5.4 shall not have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, or this Agreement a fiduciary relationship in respect of Second Lien Agent or any Second Lien Claimholder.  Second Lien Agent acting pursuant to this Section 5.4 shall not have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, or this Agreement a fiduciary relationship in respect of First Lien Agent or First Lien Claimholder.

(d) Upon the payment (or cash collateralization, as applicable) in full in cash of all First Lien Obligations, First Lien Agent shall deliver, or instruct any third party collateral agent or bailee to deliver, the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to Second Lien Agent, or its agents or bailees as directed by Second Lien Agent, to the extent Second Lien Obligations remain outstanding as confirmed in writing by Second Lien Agent, and, to the extent that Second Lien Agent confirms no Second Lien Obligations are outstanding, second, to Borrower to the extent no First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral).  At such time, First Lien Agent further agrees to take all other action reasonably requested by Second Lien Agent at the expense of Borrower (including amending any outstanding control agreements) to enable Second Lien Agent to obtain a first priority security interest in the Collateral.

5.5 When Discharge of First Lien Obligations Deemed to Not Have Occurred.  If Borrower enters into any Refinancing of the First Lien Obligations, then a Discharge of First Lien Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such First Lien Obligations shall be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and First Lien Agent under the First Lien Loan Documents effecting such Refinancing shall be First Lien Agent for all purposes of this Agreement.  First Lien Agent under such First Lien Loan Documents shall agree (in a writing addressed to Second Lien Agent for the benefit of itself and the Second Lien Claimholders) to be bound by the terms of this Agreement.

5.6 Injunctive Relief.  Should any Second Lien Claimholder in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, First Lien Agent or any First Lien Claimholder may obtain relief against such Second Lien Claimholder by injunction, specific performance, or other appropriate equitable relief, it being understood and agreed by Second Lien Agent that (a) First Lien Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (b) each Second Lien Claimholder waives any defense that such Grantor or First Lien Claimholders cannot demonstrate damage or be made whole by the awarding of damages.  Should any First Lien Claimholder in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, Second Lien Agent or any Second Lien Claimholder (in its or their own name or in the name of any Grantor) or any Grantor may obtain relief against such First Lien Claimholder by injunction, specific performance, or other appropriate equitable relief, it being understood and agreed by First Lien Claimholders that (i) Second Lien Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (ii) each First Lien Claimholder waives any defense that such Grantor or Second Lien Claimholders cannot demonstrate damage or be made whole by the awarding of damages. First Lien Agent and Second Lien Agent hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by First Lien Agent or First Lien Claimholders or Second Lien Agent or Second Lien Claimholders, as the case may be.

SECTION 6.   Insolvency Proceedings.

6.1 Enforceability and Continuing Priority.   This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof.  The relative rights of Claimholders in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the commencement of any Insolvency Proceeding.  Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.

6.2 Financing.  If any Grantor shall be subject to any Insolvency Proceeding and First Lien Agent consents to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code; herein, “Cash Collateral”), on which First Lien Agent has a Lien or to permit any Grantor to obtain financing provided by any one or more First Lien Claimholders under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (such financing, a “DIP Financing”), then Second Lien Agent agrees that it will consent to such Cash Collateral use or raise no objection to such DIP Financing and, to the extent the Liens securing the First Lien Obligations are discharged, subordinated to, or paripassu with such DIP Financing, Second Lien Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing; provided that (a) the principal amount of any such DIP Financing plus the outstanding principal amount of other First Lien Obligations does not exceed the First Lien Cap and (b) any such DIP Financing is otherwise subject to the terms of this Agreement.  Second Lien Agent agrees that neither it nor any Second Lien Claimholder shall, directly or indirectly, provide, offer to provide, or support any DIP Financing secured by a Lien senior to or paripassu with the Liens securing the First Lien Obligations, and in the event First Lien Claimholders do not offer such DIP Financing, Second Lien Agent agrees that neither it nor any Second Lien Claimholder may provide, offer to provide, or support any DIP Financing which would be secured by a Lien senior to or paripassu with the Liens securing the First Lien Obligations unless such DIP Financing results in the immediate Discharge of the First Lien Obligations.  The foregoing provisions of this Section 6.2 shall not prevent the Second Lien Agent or the Second Lien Claimholders from objecting to any provision in any Cash Collateral order or DIP Financing documentation relating to any provision or content of a plan of reorganization.  If, in connection with any Cash Collateral use or DIP Financing, any Liens on the Collateral held by First Lien Claimholders are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve out,” or fees owed to the United State Lender, and so long as the amount of such surcharge, claim, carve out, or fees is reasonable under the circumstances, then the Liens on the Collateral of Second Lien Claimholders shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the Collateral of First Lien Claimholders consistent with this Agreement.

6.3 Sales.  Second Lien Agent agrees that it will consent, and will not object or oppose a motion to Dispose of any Collateral free and clear of the Liens or other claims in favor of Second Lien Agent under Section 363 of the Bankruptcy Code if the requisite First Lien Claimholders under the First Lien Credit Agreement have consented to such Disposition of such assets, and such motion does not impair, subject to the priorities set forth in this Agreement, the rights of Second Lien Claimholders under Section 363(k) of the Bankruptcy Code (so long as the right of the Second Lien Claimholders to offset their claim against the purchase price is only after the First Lien Obligations have been paid in full in cash).

6.4 Relief from the Automatic Stay.  Until the earlier of the expiration of the Standstill Period and the Discharge of First Lien Obligations has occurred, Second Lien Agent agrees not to (a) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral, without the prior written consent of First Lien Agent, unless a motion for adequate protection by the Second Lien Agent that is permitted under Section 6.5 has been denied by the court before which the applicable Insolvency Proceeding is pending, or (b) oppose any request by the First Lien Agent or any First Lien Claimholder to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral.

6.5 Adequate Protection.

(a) In any Insolvency Proceeding involving a Grantor, Second Lien Agent agrees that no Second Lien Claimholder shall contest (or support any other Person contesting):

(i) any request by First Lien Agent or other First Lien Claimholders for adequate protection; or

(ii) any objection by First Lien Agent or First Lien Claimholders to any motion, relief, action, or proceeding based on First Lien Agent or First Lien Claimholders claiming a lack of adequate protection.

(b) In any Insolvency Proceeding involving a Grantor:

(i) if any one or more First Lien Claimholders are granted adequate protection in the form of a replacement Lien (on existing or future assets of Grantors) in connection with any DIP Financing or use of Cash Collateral, then First Lien Agent agrees that Second Lien Agent shall also be entitled to seek, without objection from First Lien Claimholders, adequate protection in the form of a replacement Lien (on such existing or future assets of Grantors), which replacement Lien, if obtained, shall be subordinate to the Liens securing the First Lien Obligations (including those under a DIP Financing) on the same basis as the other Liens securing the Second Lien Obligations are subordinate to the First Lien Obligations under this Agreement;

(ii) if any one or more Second Lien Claimholders are granted adequate protection in the form of a replacement Lien (on existing or future assets of Grantors), then Second Lien Agent agrees that First Lien Agent shall also be entitled to seek, without objection from Second Lien Claimholders, a senior adequate protection Lien on existing or future assets of Grantors as security for the First Lien Obligations and that any adequate protection Lien on such existing or future assets securing the Second Lien Obligations shall be subordinated to the Lien on such assets securing the First Lien Obligations on the same basis as the other Liens securing the Second Lien Obligations are subordinated to the First Lien Obligations under this Agreement;

(iii) if any one or more First Lien Claimholders are granted adequate protection in the form of an expense of administration claim in connection with any DIP Financing or use of Cash Collateral, then First Lien Agent agrees that Second Lien Agent shall also be entitled to seek, without objection from First Lien Claimholders, adequate protection in the form of an expense of administration claim, which administration claim, if obtained, shall be subordinate to the administration claim of the First Lien Claimholders;

(iv) if any one or more Second Lien Claimholders are granted adequate protection in the form of an expense of administration claim in connection with any DIP Financing or use of Cash Collateral, then Second Lien Agent agrees that First Lien Agent shall also be entitled to seek, without objection from Second Lien Claimholders, adequate protection in the form of an expense of administration claim, which administration claim, if obtained, shall be senior to the administration claim of the Second Lien Claimholders; and

(v) Second Lien Agent (a) may seek, without objection from First Lien Claimholders, adequate protection with respect to the Second Lien Claimholders’ rights in the Collateral in the form of periodic cash payments in an amount not exceeding interest at the non-default contract rate, together with payment of reasonable out-of-pocket expenses, and (b) without the consent of First Lien Agent, shall not seek any other adequate protection in the form of cash payments with respect to their rights in the Collateral.

(c) Neither Second Lien Agent nor any other Second Lien Claimholder shall object to, oppose, or challenge any claim by First Lien Agent or any First Lien Claimholder for allowance in any Insolvency Proceeding of First Lien Obligations consisting of post-petition interest, fees, or expenses.

(d) Neither First Lien Agent nor any other First Lien Claimholder shall object to, oppose, or challenge any claim by Second Lien Agent or any Second Lien Claimholder for allowance in any Insolvency Proceeding of Second Lien Obligations consisting of post-petition interest, fees, or expenses.

6.6 Section 1111(b) of the Bankruptcy Code.  Second Lien Agent, for itself and on behalf of Second Lien Claimholders, shall not object to, oppose, support any objection, or take any other action to impede, the right of any First Lien Claimholder to make an election under Section 1111(b)(2) of the Bankruptcy Code.  Second Lien Agent, for itself and on behalf of Second Lien Claimholders, waives any claim it may hereafter have against any First Lien Claimholder arising out of the election by any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.7 No Waiver.  Subject to Sections 3.1(a), 3.3, 6.5(b) and 6.5(d), nothing contained herein shall prohibit or in any way limit First Lien Agent or any First Lien Claimholder from objecting in any Insolvency Proceeding involving a Grantor to any action taken by Second Lien Agent or any Second Lien Claimholders, including the seeking by Second Lien Agent or any Second Lien Claimholders of adequate protection or the assertion by Second Lien Agent or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Documents.

6.8 Avoidance Issues.  If any First Lien Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Grantor any amount paid in respect of First Lien Obligations (a “Recovery”), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such Recovery.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement and to the extent the First Lien Cap was decreased in connection with such payment of the First Lien Obligations, the First Lien Cap shall be increased to such extent.

6.9 Plan of Reorganization.

(a) If, in any Insolvency Proceeding involving a Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)           Second Lien Claimholders shall not vote on, propose or support any plan of reorganization (including without limitation the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension) that is inconsistent with the priorities or other provisions of this Agreement.

6.10 Separate Grants of Security and Separate Classification.  Each Second Lien Claimholder acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens, and (b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the First Lien Claimholders and Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Lien Claimholders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral with the effect being that (i) to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest before any distribution is made in respect of the claims held by the Second Lien Claimholders and (ii) the Second Lien Claimholders hereby acknowledge and agree to turn over to the First Lien Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders.

SECTION 7.   Reliance; Waivers; Etc.

7.1 Reliance.  Other than any reliance on the terms of this Agreement, First Lien Agent acknowledges that it and such First Lien Claimholders have, independently and without reliance on Second Lien Agent or any Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Agreement or this Agreement.  Second Lien Agent acknowledges that it and Second Lien Claimholders have, independently and without reliance on First Lien Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Documents or this Agreement.

7.2 No Warranties or Liability.  First Lien Agent acknowledges and agrees that each of Second Lien Agent and Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility, or enforceability of any of the Second Lien Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon.  Except as otherwise expressly provided herein, Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Second Lien Agent acknowledges and agrees that First Lien Agent and First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility, or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon.  Except as otherwise expressly provided herein, First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Second Lien Agent and Second Lien Claimholders shall have no duty to First Lien Agent or any First Lien Claimholders, and First Lien Agent and First Lien Claimholders shall have no duty to Second Lien Agent or any Second Lien Claimholders, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the First Lien Loan Documents and the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of First Lien Claimholders, First Lien Agent or any of them to enforce any provision of this Agreement or any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any First Lien Claimholder or First Lien Agent, or by any noncompliance by any Person with the terms, provisions, and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Documents, regardless of any knowledge thereof which First Lien Agent or First Lien Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to any rights of Grantors under the First Lien Loan Documents and subject to the provisions of Section 5.3(a)), First Lien Claimholders, First Lien Agent and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents or applicable law, without the consent of, or notice to, Second Lien Agent or any Second Lien Claimholders, without incurring any liabilities to Second Lien Agent or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of Second Lien Agent or any Second Lien Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of Second Lien Agent:

(i) change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guarantee thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by First Lien Agent or any First Lien Claimholders, the First Lien Obligations, any of the First Lien Loan Documents or the ISDA Master Agreement;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of any Grantor to First Lien Claimholders or First Lien Agent, or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any First Lien Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

(iv) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor or any First Lien Collateral and any security and any guarantor or any liability of any Grantor to First Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

(c) Second Lien Agent also agrees that First Lien Claimholders and First Lien Agent shall have no liability to Second Lien Agent or any Second Lien Claimholders, and Second Lien Agent, for itself and the Second Lien Claimholders, hereby waives any claim against any First Lien Claimholder or First Lien Agent, arising out of any and all actions which First Lien Claimholders or First Lien Agent may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(i) the First Lien Loan Documents or the ISDA Master Agreement;

(ii) the collection of the First Lien Obligations; or

(iii) the foreclosure upon, or sale, liquidation, or other disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise Dispose of, any First Lien Collateral.  Second Lien Agent, for itself and the Second Lien Claimholders, agrees that First Lien Claimholders and First Lien Agent have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations, or otherwise.

(d) Until the Discharge of First Lien Obligations, Second Lien Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Obligations Unconditional.  For so long as this Agreement is in full force and effect, all rights, interests, agreements and obligations of First Lien Agent and First Lien Claimholders and Second Lien Agent and Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Loan Documents or any Second Lien Documents;

(b) except as otherwise expressly restricted in this Agreement, any change in the time, manner, or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Document;

(c) except as otherwise expressly restricted in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of First Lien Agent, the First Lien Obligations, any First Lien Claimholder, Second Lien Agent, the Second Lien Obligations or any Second Lien Claimholder in respect of this Agreement.

SECTION 8.   Representations and Warranties.

8.1 Representations and Warranties of Each Party.  Each party hereto represents and warrants for itself and in its representative capacity to the other parties hereto as follows:

(a)  Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement for itself and in its representative capacity and to perform its obligations hereunder.

(b)  This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c)  The execution, delivery, and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any Governmental Authority or any provision of any indenture, agreement or other instrument binding upon such party.

SECTION 9.   Miscellaneous.

9.1 Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any of the First Lien Loan Documents or any of the Second Lien Documents, the provisions of this Agreement shall govern and control.

9.2 Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of lien subordination and First Lien Claimholders may continue, at any time and without notice to Second Lien Agent or any Second Lien Claimholder, to extend credit and other financial accommodations to or for the benefit of any Grantor constituting First Lien Obligations in reliance hereof.  Second Lien Agent, for itself and the Second Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding.  Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or Lender for the such Grantor in any Insolvency Proceeding.  This Agreement shall terminate and be of no further force and effect:

(a) on the date that the First Lien Obligations are paid in full, the First Lien Loan Documents and the ISDA Master Agreement have terminated, and no First Lien Claimholder has any further obligation to advance amounts or extend credit to or on behalf of the Borrower; or

(b) on the date that the Second Lien Obligations are paid in full and the Second Lien Agent and other Second Lien Claimholders have no further obligation to advance amounts or extend credit to or for the benefit of the Borrower which is secured by the Second Lien Collateral.

9.3 Amendments; Waivers; Borrower’s Agreement.  No amendment, modification, or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  The Borrower has executed this Agreement for acknowledging and agreeing to the provisions hereof.

9.4 Information Concerning Financial Condition of the Borrower and its Subsidiaries.  First Lien Agent and First Lien Claimholders, on the one hand, and Second Lien Claimholders and Second Lien Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and its Subsidiaries and all endorsers or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations.  First Lien Agent and First Lien Claimholders shall have no duty to advise Second Lien Agent or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.  Second Lien Agent and Second Lien Claimholders shall have no duty to advise First Lien Agent or any First Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event First Lien Agent or any First Lien Claimholders, in its or their sole discretion, or Second Lien Agent or any Second Lien Claimholder, in its or their sole discretion, as the case may be, undertakes at any time or from time to time to provide any such information to Second Lien Agent or any Second Lien Claimholder, or to the First Lien Agent or any First Lien Claimholder, as the case may be, it or they shall be under no obligation:

(a) to make, and First Lien Agent and First Lien Claimholders or the Second Lien Agent and the Second Lien Claimholders, as the case may be, shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness, or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5 Subrogation.  With respect to any payments or distributions in cash, property, or other assets that any Second Lien Claimholders or Second Lien Agent pays over to First Lien Agent or First Lien Claimholders under the terms of this Agreement, Second Lien Claimholders and Second Lien Agent shall be subrogated to the rights of First Lien Agent and First Lien Claimholders; provided, however, that, Second Lien Agent hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of all First Lien Obligations has occurred.  Any payments or distributions in cash, property or other assets received by Second Lien Agent or Second Lien Claimholders that are paid over to First Lien Agent or First Lien Claimholders pursuant to this Agreement shall not reduce any of the Second Lien Obligations.

9.6 SUBMISSION TO JURISDICTION; WAIVER OF TRIAL BY JURY.

(a) THIS AGREEMENT HAS BEEN NEGOTIATED, IS BEING EXECUTED AND DELIVERED, AND WILL BE PERFORMED IN WHOLE OR IN PART, IN THE STATE OF TEXAS.  THIS AGREEMENT, THE ENTIRE RELATIONSHIP OF THE PARTIES HERETO, AND ANY LITIGATION BETWEEN THE PARTIES (WHETHER GROUNDED IN CONTRACT, TORT, STATUTE, LAW OR EQUITY) SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND INTERPRETED AND ENFORCED PURSUANT TO THE LAWS OF THE STATE OF TEXAS (AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA) WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PRINCIPLES, EXCEPT TO THE EXTENT THE LAWS OF ANY JURISDICTION WHERE COLLATERAL IS LOCATED REQUIRE APPLICATION OF SUCH LAWS WITH RESPECT TO SUCH COLLATERAL.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN DALLAS, DALLAS COUNTY, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY SPECIFICALLY CONSENTS TO THE JURISDICTION OF THE STATE DISTRICT COURTS OF DALLAS COUNTY, TEXAS AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE FIRST LIEN AGENT TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY HERETO IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ANY PARTY HERETO AGAINST THE FIRST LIEN AGENT, ANY FIRST LIEN CLAIMHOLDER OR ANY AFFILIATE OF THE FIRST LIEN AGENT OR ANY FIRST LIEN CLAIMHOLDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION.

(c) EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES (A) ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR THE ACTS OR OMISSIONS OF THE FIRST LIEN AGENT OR THE FIRST LIEN CLAIMHOLDERS IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR OTHERWISE WITH RESPECT THERETO AND (B) TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL DAMAGES (AS DEFINED BELOW).  THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE FIRST LIEN AGENT’S ENTERING INTO THIS AGREEMENT.  AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED).

9.7 Notices.  All notices to Second Lien Claimholders and First Lien Claimholders permitted or required under this Agreement shall also be sent to Second Lien Agent and First Lien Agent, respectively.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the addresses of the parties hereto shall be as set forth on the signature pages hereof or as may be subsequently designated by such party in a written notice to all of the other parties.

9.8 Further Assurances.  First Lien Agent and Second Lien Agent each agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as First Lien Agent or Second Lien Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement, all at the expense of Borrower.

9.9 Binding on Successors and Assigns.  This Agreement shall be binding upon First Lien Agent, First Lien Claimholders, Second Lien Agent, Second Lien Claimholders, and their respective successors and assigns.  First Lien Agent shall have the right from time to time to assign its rights, duties and obligations hereunder to a Swap Counterparty, including in connection with the satisfaction of all First Lien Obligations other than First Lien Hedging Obligations.  Second Lien Agent shall give notice of this Agreement to any of its assignees prior to any assignment.

9.10 Specific Performance.  Each of the First Lien Agent and Second Lien Agent may demand specific performance of this Agreement, and each, on behalf of itself and the First Lien Claimholders or the Second Lien Claimholders, respectively, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar such remedy of specific performance.

9.11 Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.12 Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy transmission or other electronic transmission in pdf. or similar format, from one party to another, shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.13 No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of First Lien Claimholders and Second Lien Claimholders.  In no event shall any Grantor be a third-party beneficiary of this Agreement.

9.14 Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of First Lien Agent and First Lien Claimholders on the one hand and Second Lien Agent and Second Lien Claimholders on the other hand.  No Grantor or any other creditor thereof shall have any rights hereunder and no Grantor may rely on the terms hereof.  Nothing in this Agreement shall impair, as between Grantors and First Lien Agent and First Lien Claimholders, or as between Grantors and Second Lien Agent and Second Lien Claimholders, the obligations of Grantors to pay principal, interest, fees and other amounts as provided in the First Lien Loan Documents and the Second Lien Documents, respectively.  Furthermore, nothing in this Agreement shall prevent the occurrence of a Second Lien Default if any Grantor fails to pay any of the Second Lien Obligations as a result of the existence of any Payment Blockage Period.

9.15 Costs and Attorneys Fees.  In the event it becomes necessary for First Lien Agent, any First Lien Claimholder, Second Lien Agent, or any Second Lien Claimholder to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including reasonable attorneys fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.  No party shall be deemed a “prevailing party” for purposes of the immediately preceding sentence unless such party prevails on a request for specific performance or is awarded at least $1,000 in respect of a breach of contract claim related hereto (calculated exclusive of attorneys’ fees).

9.16 First Lien Agent and Second Lien Agent.

(a) In acting hereunder, (i) the First Lien Agent shall have the benefits of the rights, protections and immunities from liability to the Borrower, Guarantors and First Lien Claimholders granted to it in the First Lien Loan Documents, all of which are incorporated by reference herein, mutatis mutandis, and (ii) the Second Lien Agent shall have the benefits of the rights, protections and immunities from liability to the Borrower, Guarantors and Second Lien Claimholders granted to it in the Second Lien Loan Agreement, all of which are incorporated by reference herein, mutatis mutandis.

In no event shall the First Lien Agent or the Second Lien Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the First Lien Agent or the Second Lien Agent, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

In no event shall the First Lien Agent or the Second Lien Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the First Lien Agent and Second Lien Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(b) The First Lien Agent represents that it has the power and authority to execute this Agreement on its own behalf and on behalf of the First Lien Lender.

(c) The Second Lien Agent represents that it has the power and authority to execute this Agreement on its own behalf and on behalf of the Second Lien Lender and other lenders party to the Second Lien Loan Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INDEPENDENT BANK,
as First Lien Agent

By:_______________________________________
Name:  John E. Davis
Title:    Executive Vice President

Address:
2101 Cedar Springs Road, Suite 725
Dallas, TX 75201
Attention: Energy Lending Group

SOSVENTURES, LLC,
as Second Lien Agent

By:_______________________________________
Name: Sean O’Sullivan
Title: Managing Director

Address:
Penrose Wharf
2nd Floor, Alfred Street
Cork, Ireland
Attention: Stephen McCann
Facsimile: +353 21 4557928
Email: Stephen.mccann@sosventures.com

Intercreditor Agreement

ACKNOWLEDGMENT

The Borrower hereby acknowledges that it has received a copy of the foregoing Intercreditor Agreement and consents thereto, agrees to recognize all rights granted thereby to First Lien Agent, First Lien Claimholders, Second Lien Agent, and Second Lien Claimholders, and will neither do any act nor perform or commit to perform any obligation which is contrary to, or prevents compliance with, the agreements set forth therein. The Borrower further acknowledges and agrees that it has certain obligations under the foregoing Intercreditor Agreement.  The Borrower further acknowledges and agrees that it is not an intended beneficiary or third-party beneficiary under the foregoing Intercreditor Agreement.

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

STARBOARD RESOURCES, INC.,
a Delaware corporation

By:_______________________________________
Name:   Michael J. Pawelek
Title:     Chief Executive Officer

Acknowledgment